UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 19, 2008
Date of report (Date of earliest event reported)

GEORGE FOREMAN ENTERPRISES, INC.
(Exact name of Registrant as Specified in Charter)

Commission File Number: 000-26585

DELAWARE (State or Other Jurisdiction of Incorporation)	54-1811721 (I.R.S. Employer Identification No.)
100 N. WILKES-BARRE BLVD., 4TH FLOOR, WILKES-BARRE, PA (Address of Principal Executive Office)	18702 (Zip Code)

Issuer’s telephone number, including area code (570) 822-6277

Former name or former address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 19, 2008, Mr. George Foreman and George Foreman Productions, Inc. (collectively, the "Celebrity") executed and delivered to George Foreman Ventures LLC ("Ventures"), which is a majority owned subsidiary of George Foreman Enterprises, Inc. (the "Registrant"), two agreements modifying the arrangements with the Celebrity that were reported in a Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 18, 2005.

In the Trademark License Agreement, among other things, Ventures grants the Celebrity a license to use Mr. Foreman's name and image for a period of ten years on personal care products (as defined therein), in consideration of three extra days per year of personal services from Mr. Foreman.

In the Services Agreement, among other things, the Celebrity confirms the agreement to provide three extra days of personal services per year, which is referred to above.

The foregoing descriptions of the Trademark License Agreement and the Services Agreement are qualified in their entirety by reference to the full text of said documents, which are attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Trademark License Agreement.
10.2	Services Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GEORGE FOREMAN ENTERPRISES, INC.

Dated: February 25, 2008	By: /s/ JEREMY ANDERSON

Jeremy Anderson
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.1	Trademark License Agreement.
10.2	Services Agreement.